UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2008

KIMCO REALTY CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Maryland	1-10899	13-2744380
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

3333 New Hyde Park Road New Hyde Park, New York 11042-0020	11042-0020
(Address of Principal Executive Offices)	(Zip Code)

(516) 869-9000

 (Registrant’s telephone number, including area code)

Not applicable

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2008, Kimco Realty Corporation (the “Company”) entered into certain amendments (collectively, the “Amendments”) to the employment agreements of each of David B. Henry, President and Chief Investment Officer, Michael V. Pappagallo, Executive Vice President, Chief Financial Officer and Chief Administrative Officer, and David R. Lukes, Executive Vice President and Chief Operating Officer.  The Amendments reflect certain changes made to ensure that the employment agreements comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and final Department of Treasury regulations issued thereunder (collectively, “Section 409A”) and to make certain other technical changes.

The Amendments specify that severance amounts payable by the Company that are deemed to constitute deferred compensation under Section 409A will be deferred for six months following the executive’s separation from service with the Company. The Amendments also provide that the form and timing of certain other payments will be made on terms that are exempt from or in compliance with Section 409A.

The above summary of the material terms of the Amendments is qualified by reference to the text of the Amendments which are filed herewith as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2008	KIMCO REALTY CORPORATION

	By:	/s/ Michael V. Pappagallo
	Name:	Michael V. Pappagallo
	Title:	Executive Vice President, Chief Financial Officer, and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No	Description

10.1	Amendment to Employment Agreement between Kimco Realty Corporation and David B. Henry, dated December 17, 2008.

10.2	Amendment to Employment Agreement between Kimco Realty Corporation and Michael V. Pappagallo, dated December 17, 2008.

10.3	Amendment to Employment Agreement between Kimco Realty Corporation and David R. Lukes, dated December 17, 2008.